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                                                                 EXHIBIT 10.6.4




                                 AMENDMENT NO. 4
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT ("Amendment" herein) is entered into as of August 1, 2000, by and between Walter E. Schoenfeld ("Mr. Schoenfeld") and Vans, Inc., a Delaware corporation ("Vans"), with respect to the following facts:

          A. Vans and Mr. Schoenfeld previously entered into an Employment Agreement, dated December 1, 1995 (the "Employment Agreement'), which revised and replaced a Consulting Agreement between the parties;

          B. The Employment Agreement was amended as of February 13, 1998, May 18, 1998, and May 18, 1999; and

          C. The parties wish to further amend the Employment Agreement in accordance with the action taken by the Board of Directors of the Company on August 1, 2000.

     NOW, THEREOFRE, the parties hereto agree as follows:

          1. Section 3 of the Employment Agreement. The term of the Employment Agreement is hereby extended to May 31, 2002.

          2. Other Provisions of the Employment Agreement. Except as specifically modified or amended herein, all remaining provisions of the Employment Agreement, as amended, shall remain in full force and effect.

          3. Miscellaneous. This Amendment shall be governed by California law and may be executed in counterparts.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


MR. SCHOENFELD:                             VANS:
                                            Vans, Inc., a Delaware corporation



/s/ Walter E. Schoenfeld                    By: /s/ Craig E. Gosselin
    --------------------                        ---------------------
    Walter E. Schoenfeld
                                            Title:  Vice President and
                                                    General Counsel